Exhibit 99.1

Valpey-Fisher Corporation Concludes Contract With Needham & Company, LLC

HOPKINTON, Mass.--(BUSINESS WIRE)--Valpey-Fisher Corporation (AMEX: VPF) announced today that on Thursday June 5, 2008 the Company concluded its contract with its financial advisor, Needham & Company, LLC. Michael J. Ferrantino, chief executive officer of Valpey-Fisher, said, “The Board of Directors is currently reviewing various strategic alternatives to increase shareholder value.”

Valpey-Fisher, located in Hopkinton, MA, is a leading communications technology company specializing in network timing and frequency control solutions for broadband applications in wireless, wireline and optical networks.

CONTACT:
Valpey-Fisher Corporation
Mike Ferrantino, 508-435-6831 extension 608
President and CEO